EXHIBIT (b)(3)

AMENDMENT NO. 2

Dated as of December 20, 2019

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 7, 2018

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of December 20, 2019 by and among Extra Space Storage LP, a Delaware limited partnership (the “Borrower”), the financial institutions signatory hereto as Lenders, and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement (as defined below).

WHEREAS, the Borrower, Extra Space Storage Inc., certain financial institutions party thereto (the “Lenders”) and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of December 7, 2018 (as amended by that certain Amendment No. 1, dated as of July 1, 2019, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Amendment.

1. Amendments to Credit Agreement. Effective as of the date of satisfaction or waiver of the conditions precedent set forth in Section 2 below, the parties hereto agree as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to amend and restate or add, as applicable, the following definitions in their appropriate alphabetical order therein:

“Amendment No. 2 Effective Date” means December 20, 2019.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Covered Party” has the meaning set forth in Section 9.17.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.

“Investment Grade Election” means, in the event that the Borrower obtains either (i) a debt rating on Borrower’s senior unsecured long-term debt securities of BBB- or better from S&P or (ii) a debt rating on Borrower’s senior unsecured long-term debt securities of Baa3 or better from Moody’s, the Borrower’s one-time irrevocable election, by written notice to the Administrative Agent, to determine the Applicable Margins and Applicable Fee Rates by reference to the “Rating-Based Pricing” tables in the Pricing Schedule.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.17.

“Supported QFC” has the meaning set forth in Section 9.17.

“U.S. Special Resolution Regime” has the meaning set forth in Section 9.17.

(b) The first sentence of Section 2.24 of the Credit Agreement is hereby amended to delete the reference to “$2,000,000,000” therein and to substitute “$2,500,000,000” therefor.

(c) Article IX of the Credit Agreement is hereby amended to add the following new Section 9.17 thereto immediately following Section 9.16:

SECTION 9.17 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for obligations under Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be

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exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(d) The Pricing Schedule attached to the Credit Agreement shall be amended and restated in its entirety as set forth on Annex I hereto.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the Administrative Agent’s receipt of:

(a) counterparts of this Amendment duly executed by the Borrower, each Lender and the Administrative Agent;

(b) the Consent and Reaffirmation attached hereto as Annex II (the “Reaffirmation”) duly executed by the REIT and each Guarantor;

(c) all of the Administrative Agent’s accrued costs, fees and expenses in connection with this Amendment through the date hereof that are required to be paid on or prior to the date hereof pursuant to Section 9.6(a) of the Credit Agreement; and

(d) an amendment fee, payable to the Administrative Agent for distribution to each applicable Lender, equal to $2,000 per Lender that consents hereto by providing an executed signature page to this Amendment on or before the Amendment No. 2 Effective Date.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows as of the Amendment No. 2 Effective Date:

(a) This Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights.

(b) As of the date hereof after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in Article V of the Credit Agreement are (A) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the Amendment No. 2 Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (B) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the Amendment No. 2 Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement, as amended hereby. Each of this Amendment and the Reaffirmation constitutes a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A STATE OTHER THAN THE STATE OF NEW YORK) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

EXTRA SPACE STORAGE LP, as the Borrower

By:	ESS Holdings Business Trust I
Its:	General Partner

	By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Trustee

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Travis Myers
Name:	Travis Myers
Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dale Northup
Name:	Dale Northup
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lance Buxkemper
Name:	Lance Buxkemper
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph J. Seroke
Name:	Joseph J. Seroke
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

TD BANK, as a Lender

By:	/s/ Benjamin Kruger
Name:	Benjamin Kruger
Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Christian Lunt
Name:	Christian Lunt
Title:	Executive Director

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Jonas L. Robinson
Name:	Jonas L. Robinson
Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

BANK OF THE WEST, as a Lender

By:	/s/ Annette Connell
Name:	Annette Connell
Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

CITIBANK, N.A., as a Lender

By:	/s/ David Bouton
Name:	David Bouton
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

BBVA USA, as a Lender

By:	/s/ Brian Tuerff
Name:	Brian Tuerff
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

REGIONS BANK, as a Lender

By:	/s/ Paul E. Burgan
Name:	Paul E. Burgan
Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Courtney W. Jones
Name:	Courtney W. Jones
Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael J. Sedivy
Name:	Michael J. Sedivy
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jake Dowden
Name:	Jake Dowden
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

BOKF, NA, as a Lender

By:	/s/ Jennifer [illegible]
Name:	Jennifer [illegible]
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

ANNEX I

PRICING SCHEDULE

I. Leverage-Based Pricing

From the Effective Date until the Investment Grade Election, the Applicable Margin and the Applicable Fee Rate shall be determined as set forth below.

A. Revolving Loans

Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Applicable Fee Rate
1	< 35%	1.050%	0.050%	0.150%
2	≥ 35% but < 40%	1.100%	0.100%	0.150%
3	≥ 40% but < 45%	1.150%	0.150%	0.200%
4	≥ 45% but < 50%	1.250%	0.250%	0.200%
5	≥ 50% but < 55%	1.300%	0.300%	0.300%
6	≥ 55%	1.500%	0.500%	0.300%

B. Tranche 1 Term Loans, Tranche 2 Term Loans and Tranche 3 Term Loans

Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans
1	< 35%	1.200%	0.200%
2	≥ 35% but < 40%	1.250%	0.250%
3	≥ 40% but < 45%	1.350%	0.350%
4	≥ 45% but < 50%	1.400%	0.400%
5	≥ 50% but < 55%	1.500%	0.500%
6	≥ 55%	1.700%	0.700%

C. Tranche 4 Term Loans

Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans
1	< 35%	1.500%	0.500%
2	≥ 35% but < 40%	1.600%	0.600%

3	≥ 40% but < 45%	1.650%	0.650%
4	≥ 45% but < 50%	1.750%	0.750%
5	≥ 50% but < 55%	1.850%	0.850%
6	≥ 55%	2.200%	1.200%

For the purposes of Section I (Leverage-Based Pricing) of this Schedule, “Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

Until the Investment Grade Election, the Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Consolidated Leverage Ratio as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin and Applicable Fee Rate shall be effective from and after the first Business Day immediately following the date on which the delivery of such Financials is required until the first Business Day immediately following the next such date on which delivery of such Financials of the REIT and its Subsidiaries is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.

Notwithstanding the foregoing, (a) Level 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending after the Effective Date, and adjustments to the Level then in effect shall thereafter be effected in accordance with the preceding paragraph and (b) Level 3 shall be deemed to be applicable for the Tranche 3 Term Loans and Tranche 4 Term Loans until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s fiscal quarter ending June 30, 2019.

II. Rating-Based Pricing

From and after the Investment Grade Election, the Applicable Margin and the Applicable Fee Rate shall be determined as set forth below. For the avoidance of doubt, such pricing shall be effective from and after the date of the Investment Grade Election.

A. Revolving Loans

Level	Rating	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Fee Rate
1	A or higher/A2 or higher	0.750%	0.00%	0.100%
2	A-/A3	0.775%	0.00%	0.125%
3	BBB+/Baa1	0.825%	0.00%	0.150%
4	BBB/Baa2	0.900%	0.00%	0.200%
5	BBB-/Baa3	1.100%	0.100%	0.250%
6	<BBB-/Baa3	1.450%	0.450%	0.300%

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B. Tranche 1 Term Loans, Tranche 2 Term Loans and Tranche 3 Term Loans

Level	Rating	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
1	A or higher/A2 or higher	0.800%	0.00%
2	A-/A3	0.850%	0.00%
3	BBB+/Baa1	0.900%	0.00%
4	BBB/Baa2	1.000%	0.00%
5	BBB-/Baa3	1.250%	0.250%
6	<BBB-/Baa3	1.650%	0.650%

C. Tranche 4 Term Loans

Level	Rating	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
1	A or higher/A2 or higher	1.400%	0.400%
2	A-/A3	1.400%	0.400%
3	BBB+/Baa1	1.450%	0.450%
4	BBB/Baa2	1.550%	0.550%
5	BBB-/Baa3	1.700%	0.700%
6	<BBB-/Baa3	2.250%	1.250%

For the purposes of Section II (Rating-Based Pricing) of this Schedule, the following terms have the following meanings, subject to the final two paragraphs of this Section II:

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Rating” means, as applicable, each of the Moody’s Rating, the S&P Rating and any other rating issued by another nationally recognized ratings agency and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement, as applicable.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Level as determined from its then-current Rating or Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If the Borrower maintains only one Rating and such Rating is from Moody’s or S&P, then such Rating shall be used to determine the applicable pricing level. If the Borrower has more than one Rating and such Ratings differ by one level, then the applicable level will be the higher Rating. If the Borrower has more than one Rating and such Ratings differ by two or more levels, then the applicable level will be the level corresponding to the midpoint between the two Ratings (unless there is no midpoint, in which case the applicable level will be one level below the level corresponding to the higher Rating). If the Borrower obtains debt ratings from three nationally recognized rating agencies, the applicable level will be the lower of the highest two ratings (provided that one of the two highest ratings must be from either S&P or Moody’s). If the Borrower has a debt rating from neither Moody’s or S&P, then Level 6 shall exist. Once the Borrower has made the Investment Grade Election, the Leverage-Based Pricing tables above shall cease to be available.

Any change in the Borrower’s Rating which would cause it to move to a different level shall be effective as of the first Business Day following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with the Loan Documents that the Borrower’s Rating has changed; provided, however, if the Borrower has not delivered such required notice but the Administrative Agent becomes aware that the Borrower’s Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the level effective as of the first Business Day following the date upon which the Administrative Agent becomes aware that the Borrower’s Rating has changed.

ANNEX II

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Amended and Restated Credit Agreement dated as of December 7, 2018 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Extra Space Storage LP (the “Borrower”), Extra Space Storage Inc. (the “REIT”), the financial institutions from time to time party thereto (the “Lenders”) and U.S. Bank National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), which Amendment No. 2 is dated as of December 20, 2019 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned (i) consents to the Amendment, (ii) reaffirms its obligations under the Credit Agreement, the Guaranty and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: December 20, 2019

[Signature Pages Follow]

ASSC HT LLC

ASSC MH LLC

ASSC WH LLC

ASSC WL LLC

BREN STORAGE, LLC

EDGEWATER REIT ACQUISITION (MD) LLC

EP RHINO, LLC

ESP 135 LLC

ESP SEVEN SUBSIDIARY LLC

ESS BALTIMORE LLC

ESS OF PLANTATION LLC

ESS PROPERTIES 116 LLC

ESS PROPERTIES 151 LLC

ESS STORAGE ACQUISITION EIGHT LLC

ESS STORAGE ACQUISITION ELEVEN LLC

ESS STORAGE ACQUISITION FIFTEEN LLC

ESS STORAGE ACQUISITION FIVE LLC

ESS STORAGE ACQUISITION FOUR LLC

ESS STORAGE ACQUISITION FOURTEEN LLC

ESS STORAGE ACQUISITION NINE LLC

ESS STORAGE ACQUISITION ONE LLC

ESS STORAGE ACQUISITION SEVEN LLC

ESS STORAGE ACQUISITION SIX LLC

ESS STORAGE ACQUISITION TEN LLC

ESS STORAGE ACQUISITION THIRTEEN LLC

ESS STORAGE ACQUISITION THREE LLC

ESS STORAGE ACQUISITION TWELVE LLC

ESS STORAGE ACQUISITION TWO LLC

ESS WCOT FL LLC

ESS-H BAYCHESTER ASSOCIATES, LLC

ESS-H BLOOMFIELD INVESTMENT LLC

ESS-H CHEMICAL ROAD INVESTMENTS, LLC

ESS-H ELMONT ASSOCIATES LLC

EXTRA SPACE OF ANNAPOLIS LLC

EXTRA SPACE OF ANNAPOLIS MEMBER LLC

EXTRA SPACE OF AUSTIN BLUFFS LLC

EXTRA SPACE OF AVENEL LLC

EXTRA SPACE OF CASTLE ROCK LLC

EXTRA SPACE OF EASTERN AVENUE LLC

EXTRA SPACE OF EDGEWOOD LLC

EXTRA SPACE OF EDGEWOOD PULASKI HWY LLC

EXTRA SPACE OF FREEPORT LLC

EXTRA SPACE OF FT WASHINGTON LLC

EXTRA SPACE OF FT WASHINGTON MEMBER LLC

EXTRA SPACE OF HANOVER NEW RIDGE ROAD LLC

EXTRA SPACE OF HILO LLC

EXTRA SPACE OF HONOLULU AHUA STREET LLC

EXTRA SPACE OF HONOLULU KEAHOLE STREET LLC

EXTRA SPACE OF LAUREL HEIGHTS LLC

EXTRA SPACE OF LIHUE LLC

EXTRA SPACE OF LOS ANGELES SLAUSON AVE LLC

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

EXTRA SPACE OF MANAYUNK LLC

EXTRA SPACE OF MASSACHUSETTS THREE LLC

EXTRA SPACE OF MINNETONKA LLC

EXTRA SPACE OF NANUET TWO LLC

EXTRA SPACE OF NORTH HOLLYWOOD COLDWATER CANYON LLC

EXTRA SPACE OF PENNSYLVANIA LLC

EXTRA SPACE OF RANDALLSTOWN LLC

EXTRA SPACE OF RICHMOND MEEKER AVE LLC

EXTRA SPACE OF SUNLAND FOOTHILL BLVD LLC

EXTRA SPACE OF VAN NUYS RAYMER LLC

EXTRA SPACE PROPERTIES 101 LLC

EXTRA SPACE PROPERTIES 102 LLC

EXTRA SPACE PROPERTIES 103 LLC

EXTRA SPACE PROPERTIES 110 LLC

EXTRA SPACE PROPERTIES 112 LLC

EXTRA SPACE PROPERTIES 113 LLC

EXTRA SPACE PROPERTIES 120 LLC

EXTRA SPACE PROPERTIES 122 LLC

EXTRA SPACE PROPERTIES 131 LLC

EXTRA SPACE PROPERTIES 132 LLC

EXTRA SPACE PROPERTIES EIGHTEEN LLC

EXTRA SPACE PROPERTIES EIGHTY FIVE LLC

EXTRA SPACE PROPERTIES EIGHTY LLC

EXTRA SPACE PROPERTIES EIGHTY NINE LLC

EXTRA SPACE PROPERTIES EIGHTY ONE LLC

EXTRA SPACE PROPERTIES EIGHTY SEVEN LLC

EXTRA SPACE PROPERTIES EIGHT FOUR LLC

EXTRA SPACE PROPERTIES FIFTY ONE LLC

EXTRA SPACE PROPERTIES FIFTY THREE LLC

EXTRA SPACE PROPERTIES FIFTY TWO LLC

EXTRA SPACE PROPERTIES FORTY LLC

EXTRA SPACE PROPERTIES FORTY SEVEN LLC

EXTRA SPACE PROPERTIES NINETY EIGHT LLC

EXTRA SPACE PROPERTIES NINETY FIVE LLC

EXTRA SPACE PROPERTIES NINETY LLC

EXTRA SPACE PROPERTIES NINETY NINE LLC

EXTRA SPACE PROPERTIES NINETY ONE LLC

EXTRA SPACE PROPERTIES NINETY SIX LLC

EXTRA SPACE PROPERTIES NINETY THREE LLC

EXTRA SPACE PROPERTIES SEVENTY FOUR LLC

EXTRA SPACE PROPERTIES SEVENTY LLC

EXTRA SPACE PROPERTIES SEVENTY THREE LLC

EXTRA SPACE PROPERTIES SEVENTY TWO LLC

EXTRA SPACE PROPERTIES SEVENTY EIGHT LLC

EXTRA SPACE PROPERTIES THIRTY FOUR LLC

EXTRA SPACE PROPERTIES THIRTY LLC

EXTRA SPACE PROPERTIES THIRTY ONE LLC

EXTRA SPACE PROPERTIES TWENTY FIVE LLC

EXTRA SPACE PROPERTIES TWENTY FOUR LLC

EXTRA SPACE PROPERTIES TWENTY ONE LLC

EXTRA SPACE PROPERTIES TWENTY SIX LLC

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

EXTRA SPACE PROPERTIES TWO LLC

EXTRA SPACE STORAGE LLC

EXTRA SPACE WEST ONE LLC

EXTRA SPACE WEST TWO LLC

JILES ROAD STORAGE, LLC

HAMPSHIRE DREAM TEAM HAZLET, LLC

HPFVIII ELMONT MEMBER LLC

LINDBERGH INVESTMENTS, LLC

MADISON COUNTY SELF STORAGE, LLC

OAKDALE INVESTMENTS, LLC

SELF STORAGE REIT II, LLC

SELF STORAGE REIT, LLC

SOUTHWEST COLONIAL, LLC

SPACESAVERS, LLC

SSTI 1000 E 95TH ST, LLC

SSTI 10490 COLONEL CT, LLC

SSTI 1117 BOWMAN RD, LLC

SSTI 1120 S LAS VEGAS BLVD, LLC

SSTI 120 NORTHPOINT DR, LLC

SSTI 15 LANDINGS DR, LLC

SSTI 1533 ASHLEY RIVER RD, LLC

SSTI 1625 WEST CHANDLER BLVD, LLC

SSTI 1742 PASS RD, LLC

SSTI 1990 NW FEDERAL HWY 1, LLC

SSTI 201 FULTON CT, LLC

SSTI 2016 LEBANON RD, LLC

SSTI 2025 N RANCHO RD, LLC

SSTI 2244 S WESTERN AVE, LLC

SSTI 2343 SAVANNAH HWY, LLC

SSTI 2526 RITCHIE ST, LLC

SSTI 2619 AUSTELL RD, LLC

SSTI 2727 MISSOURI AVE, LLC

SSTI 281 RICHWOOD RD, LLC

SSTI 298 RED CEDAR ST, LLC

SSTI 30 TERRACE RD, LLC

SSTI 3015 RICKS INDUSTRIAL PARK DR, LLC

SSTI 3155 W ANN RD, LLC

SSTI 3803 S PRIEST DR, LLC

SSTI 4257 BUFORD DR, LLC

SSTI 4435 SKIPPACK PIKE, LLC

SSTI 4761 GULF BREEZE PKWY, LLC

SSTI 4770 S PECOS AVE, LLC

SSTI 512 PERCIVAL RD, LLC

SSTI 5219 PLANK RD, LLC

SSTI 550 MAIN ST, LLC

SSTI 5525 W ROOSEVELT RD, LLC

SSTI 5550 TIMUQUANA RD, LLC

SSTI 5701 W OGDEN AVE, LLC

SSTI 5970 CENTENNIAL CIR, LLC

SSTI 6010 MONTICELLO DR, LLC

SSTI 6047 WOODROW BEAN DR, LLC

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

SSTI 6195 SOUTH KANNER HWY, LLC

SSTI 69 MALLORY AVE, LLC

SSTI 75 BROOKLINE RD, LLC

SSTI 782 KING GEORGE BLVD, LLC

SSTI 815 LASALLE AVE, LLC

SSTI 8337 TARA BLVD, LLC

SSTI 890 ST PETERS CHURCH RD, LLC

SSTI 9252 E GUADALUPE RD, LLC

SSTI 99 2ND AVE, LLC

STORAGE ADVANTAGE, LLC

STORAGE DEVELOPMENT HERNDON, L.L.C.

STORAGE USA, L.L.C.

SUSA YPSILANTI, L.L.C.

U LOCK, LLC

USA BAY AREA SELF STORAGE GP, LLC

USA CHARLESTON LV SELF STORAGE, LLC

USA DURANGO LV SELF STORAGE, LLC

USA GREENVILLE SC SELF STORAGE GP, LLC

USA HOLLYWOOD SELF STORAGE, LLC

USA SELF STORAGE I, LLC

USA SENATE AVENUE SELF STORAGE, LLC

USA SF SELF STORAGE, LLC

WCOT EXTRA SPACE WEST TWO CARSON, LLC

WCOT EXTRA SPACE WEST TWO CESAR CHAVEZ, LLC

WCOT EXTRA SPACE WEST TWO CHATSWORTH, LLC

WCOT EXTRA SPACE WEST TWO OAKLAND, LLC

WCOT EXTRA SPACE WEST TWO SATICOY, LLC

WW MADISON REALTY LIMITED LIABILITY COMPANY

By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

EXTRA SPACE STORAGE INC.

By:	/s/ P. Scott Stubbs
Name:	P. Scott Stubbs
Title:	Chief Financial Officer and Executive Vice President

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

ESS HOLDINGS BUSINESS TRUST I ESS HOLDINGS BUSINESS TRUST II

By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Trustee

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

EXTRA SPACE MANAGEMENT, INC.

By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: President

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

USA GREENVILLE SC SELF STORAGE, LP

By:	USA Greenville SC Self Storage GP, LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

EXTRA SPACE OF PICO RIVERA LLC

By:	Extra Space Storage LLC
Its:	Manager

	By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

USA BAY AREA SELF STORAGE, LP

By:	USA Bay Area Self Storage GP, LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

EXTRA SPACE OF MORRISVILLE LP

By:	Extra Space of Pennsylvania LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

ESS SSTI 2015, L.P.

By:	Edgewater REIT Acquisition (MD) LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

USA SS REIT II OPERATING PARTNERSHIP, L.P.

By:	Self Storage REIT II, LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

SOUTH PHILADELPHIA ACQUISITION, LP

By:	Extra Space Storage LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

STORAGE PARTNERS OF WARRINGTON, LP

By:	Extra Space Storage LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP

USA SELF STORAGE OPERATING PARTNERSHIP, LP

By:	Self Storage REIT, LLC
Its:	General Partner

	By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Manager

Signature Page to Consent and Reaffirmation

Amendment No. 2 to Amended and Restated Credit Agreement

Extra Space Storage LP